Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-184562) of SandRidge Permian Trust of our report dated March 1, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Form 10-K filed on March 1, 2013 and in this Form 10-K/A filed on March 15, 2013.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

March 15, 2013